EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77H: Changes in control of Registrant.

EXHIBIT C:
  Attachment to item 77Q1: New Investment Advisory Agreement
------------------------------------------------------------------

EXHIBIT A:
Response to N-SAR Sub-Item
77H: Changes in Control of Registrant

(a) Acquisition of Control:

DRIEHAUS INTERNATIONAL GROWTH FUND

NAME OF SHAREHOLDER:   National Financial Services Corp.
DATE(S): 03/13/2003
DESCRIPTION OF TRANSACTION: Share Purchase
PERCENTAGE OF SECURITIES OWNED (AS OF JUNE 30, 2003): 54.01%

(b) Cessation of Control:  Not Applicable




EXHIBIT B:
Amendment to Administration and Accounting Services Agreement


	This Amendment dated as of January 1, 2003 is entered into by DRIEHAUS MUTUAL FUNDS (the "Fund") and PFPC INC. ("PFPC").

WHEREAS, the Fund and PFPC have entered into an Administration and Accounting Services Agreement dated as of September 25, 1996, as amended from time to time, (the
"Agreement") on behalf of its Portfolios listed in Exhibit A of said Agreement.

	WHEREAS, the Fund desires that PFPC perform certain regulatory administrative services for the Portfolios and PFPC desires to perform such services; and

	WHEREAS, the Fund and PFPC wish to amend the Agreement accordingly.

	NOW, THERFORE, intending to be legally bound hereby the parties hereto agree as follows:

I. The following is hereby added to the Agreement under the Section entitled "Description of Administration Services on a Continuous Basis":

In addition, PFPC will perform the following regulatory administration services with respect to the Portfolios:

 (i) Prepare and coordinate with the Fund's counsel the annual Post-Effective Amendments and supplements to the Fund's Registration Statement, and coordinate with the Fund's financial printer to make such filings in a timely manner with the SEC;

 (ii) Assist in obtaining the fidelity bond and directors' and officers'/errors and omissions insurance policies for the Fund in accordance with the requirements of Rules 17g-1 and 17d-1(d)(7) under the 1940 Act as such bond and policies are approved by the Fund's Board;

 (iii) Timely file the Fund's fidelity bond with the SEC; and monitor the Fund's assets to assure adequate fidelity bond coverage is maintained;

 (iv) Draft agendas, resolutions, and materials for quarterly and special Board and Audit Committee meetings, and draft written consents of the Board;

 (v) Coordinate the preparation, assembly and mailing of Board and Audit Committee materials;

 (vi) Attend Board meetings (and make presentations at such meetings as appropriate); attend Audit Committee meetings;
draft minutes of such Board and Audit Committee meetings;

 (vii) Maintain the Fund's corporate calendar to assure compliance with various SEC filing and Board approval deadlines;

 (viii) Mail to appropriate parties the personal securities transaction quarterly reporting forms under the Fund's Code of Ethics pursuant to Rule 17j-1 under the 1940 Act;

 (ix) Assist the Fund in the handling of SEC examinations and responses thereto;

 (x) Maintain the Fund's files in accordance with 1940 Act requirements; and

 (xi) Periodically apprise Fund management of current regulatory developments.

II. As compensation for the foregoing services, as well as for extra regulatory administration services as may be mutually agreed from time to time, rendered by PFPC during the term of the Agreement, the Fund, on behalf of the Portfolios, will pay to PFPC a fee or fees as may be agreed to in writing by the Fund and PFPC.

III. This Agreement contains the entire understanding between the parties with respect to the subject matter hereof. To the extent that any provision of this Amendment modifies or is otherwise inconsistent with any provision of the Agreement, this Amendment shall control, but the Agreement shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the parties hereof have caused this Amendment to be duly executed as of the day and year first above written.

DRIEHAUS MUTUAL FUNDS, on its behalf and on behalf of the Portfolios


By:  /s/ Robert F. Moyer
Name:Robert F. Moyer
Title:  Senior Vice President

PFPC INC.
By:  /s/ Neal J. Andrews
Name:  Neal J. Andrews
Title:  Senior Vice President